                                                                     Exhibit 9.1

                      AMENDED AND RESTATED VOTING AGREEMENT

         This Amended and Restated Voting Agreement (the "AGREEMENT") is made and entered into as of this 7th day of March 1996 by and among AccelGraphics, Inc., a California corporation (the "COMPANY"), the Founders listed on Exhibit A attached hereto (the "FOUNDERS"), the holders of the Company's Series A Preferred Stock (the "SERIES A HOLDERS"), and the holders of the Company's Series B Preferred Stock (the "SERIES B HOLDERS" and collectively with the Series A Holders, the "INVESTORS"), all as set forth on Exhibit A attached hereto.

                                    RECITALS

         A. The Company, the Founders and the Series A Holders have entered into a Voting Agreement (the "PRIOR VOTING AGREEMENT") dated as of June 15, 1995 pursuant to which the Investors and the Founders implemented certain voting provisions with respect to the election of directors.

         B. The Company and the Series B Holders have entered into the Series B Preferred Stock Purchase Agreement (the "SERIES B PURCHASE AGREEMENT") of even date herewith, pursuant to which the Company sold, and the Series B Holders acquired, Series B Preferred Stock of the Company.

         C. A condition to the obligations of the Series B Holders under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions under which the Investors and the Founders shall, in certain cases, vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors.

         D. The Company, the Founders, and the Series A Holders desire to amend and restate the Prior Voting Agreement to include the Series B Holders and make certain other changes.

         In consideration of the mutual covenants and agreements contained herein and for other valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Election of Directors.

                  1.1 Election of Directors. At any annual or special meeting called, or any other action taken, for the purpose of electing directors to the Company's Board of Directors, each Investor and Founder agrees to vote all shares of capital stock of the Company beneficially owned by such Investor or Founder (whether currently owned or hereafter acquired) as follows in each election of directors of the Company:

                           (a) For so long as AVI Capital L.P. ("AVI") or any of
its affiliates holds at least five percent (5%) of the capital stock of the Company, for the election of Peter L. Wolken or another representative of AVI;

                           (b) For so long as Advanced Technology Ventures IV
("ATV") or any of its affiliates holds at least five percent (5%) of the capital stock of the Company, for the election of Jos C. Henkens or another representative of ATV;

                           (c) For so long as STF II, L.P. ("STF") or any of its
affiliates holds at least five percent (5%) of the capital stock of the Company, for the election of David E. Gold or another representative of STF;

                           (d) For so long as Kubota Corporation ("KUBOTA") or
any of its affiliates holds at least five percent (5%) of the capital stock of the Company, for the election of Fuyuhiko Usui or another representative of Kubota;

                           (e) For so long as Jeffrey W. Dunn remains the Chief
Executive Officer or President of the Company or holds at least two percent (2%) of the capital stock of the Company, for the election of Jeffrey W. Dunn; and

                           (f) For so long as Nancy E. Bush remains the Chief
Financial Officer of the Company or holds at least two percent (2%) of the capital stock of the Company, for the election of Nancy E. Bush.

                  1.2 Appointment of Directors. In the event of the resignation, death, removal or disqualification of a director selected by the Investors, such Investors shall promptly nominate a new director and, after written notice of the nomination has been given by such Investors to the other parties, each Founder and Investor shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors.

                  1.3 Removal. The Investors may at any time and from time to time, remove, with or without cause (subject to the Bylaws of the Company as in effect from time to time and any requirements of law), in their sole discretion, their designated director or directors and, after written notice to each of the parties hereto of the new nominee(s) to replace such director(s), each Investor shall promptly vote its shares of capital stock of the Company to elect such nominee to the Board of Directors of the Company.

                  1.4 Other Voting. This Agreement shall not extend to voting upon questions and matters (other than the election of directors) upon which shareholders of the Company have a right to vote under the Articles of Incorporation or Bylaws of the Company or under the laws of the State of California.

         2. No Revocation. The voting agreements contained herein are coupled with an interest and may not be revoked during the term of this Agreement.

         3. Legend on Certificates. Each certificate representing shares held by the Investors and Founders, and any assignees or transferees thereof, shall bear the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A VOTING AGREEMENT BETWEEN THE CORPORATION AND CERTAIN SHAREHOLDERS OF THE CORPORATION. COPIES OF THE VOTING AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE SECRETARY OF THE COMPANY.

         4. Transfer of Rights. No Founder or Investor shall sell, assign, transfer, pledge, hypothecate, mortgage or dispose of, by gift or otherwise, any shares of capital stock then owned by such Investor or Founder unless the person acquiring such capital stock of the Company shall first become a signatory to this Agreement, agreeing to be bound by all the terms of this Agreement to the same extent as if such person had been an original signatory hereto. The Company shall not transfer any shares of its capital stock on its books which shall have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such shares of its capital stock, or to record the right to vote as such owner or to pay dividends to, any person or organization to which any such shares of its capital stock shall have been sold, assigned or otherwise transferred, from and after any sale, assignment or transfer of any share of its capital stock made in violation of this Agreement.

         5. Term. This Agreement shall be effective as of the date first above written and shall terminate and be of no further force or effect upon the earlier to occur of (a) the consummation of the Company's sale of its Common Stock in a bona fide, firm commitment underwriting pursuant to a registration statement under the Securities Act of 1933, as amended (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), (b) such time as the Company becomes subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, or
(c) the tenth anniversary of the effective date of this Agreement.

         6. Miscellaneous.

                  6.1 Notices.

                           (a) All notices, requests, demands and other
communications under this Agreement or in connection herewith shall be given to or made upon the Investors or the Founders at the addresses set forth below each person's name on Exhibit A attached hereto, and, if to the Company, to:
AccelGraphics, Inc., 1942 Zanker Road, San Jose, CA 95112-9704, attention:
President.

                           (b) All notices, requests, demands and other
communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, or by telex or telecopy (facsimile) with confirmation of receipt, and shall be deemed to be given or made when receipt is so confirmed.

                           (c) Any party may, by written notice to the other,
alter its address or respondent, and such notice shall be considered to have been given five (5) days after the airmailing, telexing or telecopying thereof.

                  6.2 Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  6.3 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, portions of such provisions, or such provisions in their entirety, to the extent necessary, shall be severed from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                  6.4 Entire Agreement; Modifications and Amendments. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing among the parties hereto are expressly canceled. This Agreement may be modified or amended only with the written consent of the Company, each Founder and at least a majority of the shares of Common Stock Equivalents held by the Investors or their permitted successors or assigns. In no event shall such waiver of any rights hereunder constitute the waiver of such rights in any future instance unless the waiver so specifies in writing. Any amendment or waiver effected in accordance with this
Section 6.5 shall be binding upon each of the parties hereto and each transferee of the Common Stock Equivalents.

                  6.5 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements entered into solely between residents of, and to be performed entirely within, such state.

                  6.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  6.7 Best Efforts. The Company agrees to use its best efforts to enforce the terms of this Agreement, to inform the Investors and the Founders of any breach hereof and to assist the Investors and the Founders in the exercise of their rights and performance of their obligations hereunder. The Investors and each Founder expressly agree that the Investors, the Founders and the Company will be irreparably damaged if this Agreement is not specifically enforced. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by any of the Founders or the Investors, each of the Founders, the Investors and the Company shall, in addition to all other remedies, each be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

                  6.8 Legal Fees. In the event of any action at law, suit in equity or arbitration proceeding in relation to this Agreement or any shares or other securities of the Company transferred hereunder, the prevailing party, or parties, shall be paid by the other party or parties a reasonable sum for attorneys' fees, costs and expenses in addition to any other relief to which such prevailing party may be entitled.

                  6.9 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  6.10 Termination of Prior Rights. Effective and contingent upon execution of this Agreement by each of the Founders and holders of a majority of the capital stock owned by the holders of Series A Preferred Stock, and upon the closing of the transactions contemplated by the Series B Purchase Agreement, the Prior Voting Agreement is hereby declared null and void and is amended and restated in its entirety to read as set forth in this Agreement, and the Company, the Founders and the Investors hereby agree to be bound by the provisions hereof as the sole agreement of the Company, the Founders and the Investors with respect to certain voting rights. Upon termination of the Prior Voting Agreement as aforesaid, this Agreement is hereby entered into on behalf of all of the Founders and the Series A Holders as provided in Section 6.4 of the Prior Voting Agreement.

                            [Signature Pages Follow]

         IN WITNESS WHEREOF, this Voting Agreement has been executed by the parties hereto as of the day and year first above written.

                                  ACCELGRAPHICS, INC.


                                  By:/s/ Jeffrey W. Dunn
                                     ------------------------------------------
                                     Jeffrey W. Dunn, President


                                  INVESTORS:

                                  ADVANCED TECHNOLOGY VENTURES IV,
                                  L.P.
                                  By:  ATV Associates IV, L.P.

                                  Name:/s/ Jos C. Henkens
                                       ----------------------------------------
                                            (print)

                                  Title:  General Partner
                                        ---------------------------------------

                                  ASSET MANAGEMENT ASSOCIATES
                                  1996, L.P.

                                  By:   AMC Partners 96, L.P.,
                                           its General Partner

                                  Name:/s/ W. Ferrell Sanders
                                       ----------------------------------------
                                          (print)

                                  Title: General Partner
                                        ---------------------------------------

                                  ASSOCIATED VENTURE INVESTORS III,
                                  L.P.
                                  By:  AVI Management Partners III, L.P.

                                  Name:/s/ Barry Weinman
                                       ----------------------------------------
                                         (print)

                                  Title: General Partner
                                        ---------------------------------------

                                  AVI CAPITAL, L.P.
                                  By:  AVI Capital Management, L.P.,
                                           its General Partner

                                  Name:/s/ Barry Weinman
                                       ----------------------------------------
                                          (print)
                                  Title: General Partner
                                        ---------------------------------------

                                  AVI PARTNERS GROWTH FUND II, L.P.
                                  By:  AVI Management Partners III, L.P.,
                                           its General Partner

                                  Name:/s/ Barry Weinman
                                       ----------------------------------------
                                         (print)

                                  Title: General Partner
                                        ---------------------------------------

                                  AVI SILICON VALLEY PARTNERS, L.P.
                                  By:  AVI Management Partners III, L.P.

                                  Name:/s/ Barry Weinman
                                       ----------------------------------------
                                          (print)

                                  Title: General Partner
                                        ---------------------------------------

                                  KUBOTA CORPORATION

                                  By:/s/ Kazuji Hashimoto
                                     ------------------------------------------
                                  Name:Kazuji Hashimoto
                                       (print)

                                  Title: Managing Director
                                        ---------------------------------------

                                  PIDWELL FAMILY LIVING TRUST
                                  DATED 6/25/87

                                  By:/s/ David W. Pidwell
                                     ------------------------------------------
                                  Name: David W. Pidwell
                                       ----------------------------------------
                                          (print)

                                  Title: Trustee
                                        ---------------------------------------

                                  REES / SOURCE VENTURES, LIMITED
                                  PARTNERSHIP #9

                                  By:/s/Kenneth R. Rees
                                     ------------------------------------------
                                  Name: Kenneth R. Rees
                                       ----------------------------------------
                                           (print)

                                  Title: President
                                        ---------------------------------------

                                  ROBERT F. KIBBLE, TRUSTEE FOR THE
                                  ROBERT F. KIBBLE LIVING TRUST, DATED
                                  DECEMBER 28, 1990

                                  By:/s/ Robert F. Kibble
                                     ------------------------------------------
                                  Name: Robert F. Kibble
                                       ----------------------------------------
                                          (print)

                                  Title:
                                        ---------------------------------------

                                  STF II, L.P.
                                  c/o IndoSuez Ventures

                                  By:/s/ David E. Gold
                                     ------------------------------------------
                                  Name: David E. Gold
                                       ----------------------------------------
                                          (print)

                                  Title: Investment Manager
                                        ---------------------------------------

                                  VLG INVESTMENTS 1995

                                  By:/s/ Joshua Pickus
                                     ------------------------------------------
                                  Name: Joshua Pickus
                                       ----------------------------------------
                                           (print)

                                  Title: Partner
                                        ---------------------------------------

                                  VLG INVESTMENTS 1996

                                  By:/s/ Joshua Pickus
                                     ------------------------------------------
                                  Name: Joshua Pickus
                                       ----------------------------------------
                                           (print)

                                  Title: Partner
                                        ---------------------------------------

                                  VLG RETIREMENT SAVINGS
                                  PLAN TRUST ACCOUNT FBO MICHAEL W.
                                  HALL

                                  By:/s/ Jon C. Richards
                                     ------------------------------------------
                                  Name: Jon C. Richards
                                       ----------------------------------------
                                          (print)

                                  Title: Trustee
                                        ---------------------------------------

                                  WOODSIDE FUND III, L.P.
                                  By:  Woodside Partners III, L.P.,
                                           its General Partner

                                  Name:/s/ Robert E. Larson
                                       ----------------------------------------
                                          (print)

                                  Title: General Partner
                                        ---------------------------------------

                                  /s/ Michael Au
                                  ---------------------------------------------
                                  Michael Au


                                  /s/ Richard W. Dunn
                                  ---------------------------------------------
                                  Richard W. Dunn


                                  /s/ Lew Epstein
                                  ---------------------------------------------
                                  Lew Epstein


                                  /s/ Robert G. Pearson
                                  ---------------------------------------------
                                  Robert G. Pearson


                                  /s/ Kalevi Puonti
                                  ---------------------------------------------
                                  Kalevi Puonti


                                  /s/ Edmund S. Ruffin, Jr.
                                  ---------------------------------------------
                                  Edmund S. Ruffin, Jr.


                                  FOUNDERS:

                                  /s/ Jeffrey W. Dunn
                                  ---------------------------------------------
                                  Jeffrey W. Dunn

                                  /s/ John Burness
                                  ---------------------------------------------
                                  John Burness

                                  /s/ Nancy E. Bush
                                  ---------------------------------------------
                                  Nancy E. Bush

                                  /s/ John J. Carvello
                                  ---------------------------------------------
                                  John J. Caravello

                                  /s/ Greg Milliken
                                  ---------------------------------------------
                                  Greg Milliken

                                  /s/ Ralph Nichols
                                  ---------------------------------------------
                                  Ralph Nochols

                                    EXHIBIT A

FOUNDERS:                                                 SERIES A HOLDERS
Jeffrey W. Dunn                                           Jos C. Henkens
c/o AccelGraphics, Inc.                                   c/o Advanced Technology Ventures IV
1942 Zanker Road                                          2884 Sand Hill Road, Suite 100
San Jose, CA  95112-9704                                  Menlo Park, CA  94025
Telephone:  408/441-1556                                  Telephone:  (415) 321-8601
FAX:  408/467-5097                                        FAX:  (415) 321-0934

John Burness                                              AVI Capital, L.P.
c/o AccelGraphics, Inc.                                   c/o AVI Capital Management, L.P.
1942 Zanker Road                                          One First Street, Suite 12
San Jose, CA  95112-9704                                  Los Altos, CA  94022
Telephone:  408/441-1556                                  Telephone:  (415) 949-9855
FAX:  408/467-5097                                        FAX:  (415) 949-8510
                                                          Attn:  Peter L. Wolken, General Partner

Nancy E. Bush                                             AVI Partners Growth Fund
c/o AccelGraphics, Inc.                                   c/o AVI Management Partners III, L.P.
1942 Zanker Road                                          One First Street, Suite 12
San Jose, CA  95112-9704                                  Los Altos, CA  94022
Telephone:  408/441-1556                                  Telephone:  (415) 949-9855
FAX:  408/467-5097                                        FAX:  (415) 949-8510
                                                          Attn:  Peter L. Wolken, General Partner

John J. Caravello                                         Associated Venture Investors III, L.P.
c/o AccelGraphics, Inc.                                   c/o AVI Management Partners III, L.P.
1942 Zanker Road                                          One First Street, Suite 12
San Jose, CA  95112-9704                                  Los Altos, CA  94022
Telephone:  408/441-1556                                  Telephone:  (415) 949-9855
FAX:  408/467-5097                                        FAX:  (415) 949-8510
                                                          Attn:  Peter L. Wolken, General Partner

Greg Milliken                                             AVI Silicon Valley Partners, L.P.
c/o AccelGraphics, Inc.                                   c/o AVI Management Partners III, L.P.
1942 Zanker Road                                          One First Street, Suite 12
San Jose, CA  95112-9704                                  Los Altos, CA  94022
Telephone:  408/441-1556                                  Telephone:  (415) 949-9855
FAX:  408/467-5097                                        FAX:  (415) 949-8510
                                                          Attn:  Peter L. Wolken, General Partner

Ralph Nichols                                             Robert F. Kibble, Trustee for the Robert F.
c/o AccelGraphics, Inc.                                   Kibble Living Trust, Dated December 28, 1990
1942 Zanker Road                                          31 Eugenia Lane
San Jose, CA  95112-9704                                  Woodside, CA  94062
Telephone:  408/441-1556                                  Telephone:  (415) 365-6061
FAX:  408/467-5097                                        FAX:  (415) 361-8783
                                                          Attn:  Robert F. Kibble

SERIES A HOLDERS (CONT.):
Kubota Corporation                                        Rees/Source Ventures, Limited Partnership #9
2372A Qume Drive                                          4133 Mohr Ave., Suite A
SAn Jose, CA  95131                                       Pleasanton, CA  94566
Telephone:  (408) 474-0216                                Telephone:  (510) 462-0326
FAX:  (408) 474-0207                                      FAX:  (510) 462-4398
Attn:  Keizo Yamada                                       Attn:  Robert Reese

STF II, L.P.                                              VLG Investments 1995
c/o IndoSuez Ventures                                     2800 Sand Hill Road
2180 Sand Hill Road, Suite 450                            Menlo Park, CA  94025
Menlo Park, CA  94025                                     Telephone:  (415) 854-4488
Telephone:  (415) 854-0587                                FAX:  (415) 854-1121
FAX:  (415) 323-5561                                      Attn:  Joshua Pickus
Attn:  David E. Gold

VLG Retirement Savings Plan Trust                         Woodside Fund III, L.P.
Account FBO Michael W. Hall                               c/o Woodside Partners III, L.P.
Venture Law Group                                         850 Woodside Drive
2800 Sand Hill Road                                       Woodside, CA  94062
Menlo Park, CA  94025                                     Telephone:  (415) 368-5545
Telephone:  (415) 854-4488                                FAX: (415)  368-2416
FAX:  (415) 854-1121                                      Attn:  Robert E. Larson



SERIES B HOLDERS

Advanced Technology Ventures IV                          Asset Management
2884 Sand Hill Road, Suite 100                           2275 East Bayshore Rd., Suite 150
Menlo Park, CA  94025                                    Palo Alto, CA  94303
Attn:  Jos Henkens                                       Telephone:  (415) 494-7400
                                                         FAX:  (415) 856-1826

Associated Venture Investors III, L.P.                   AVI Capital, L.P.
c/o AVI Management Partners III, L.P.                    c/o AVI Management Partners
One First Street, Suite 12                               One First Street, Suite 12
Los Altos, CA  94022                                     Los Altos, CA  94022
Telephone:  (415) 949-9855                               Telephone:  (415) 949-9855
FAX:  (415) 949-8510                                     FAX:  (415) 949-8510
Attn:  Peter L. Wolken, General Partner                  Attn:  Peter L. Wolken, General Partner

AVI Partners Growth Fund                                 AVI Silicon Valley Partners, L.P.
c/o AVI Management Partners III, L.P.                    c/o AVI Management Partners III, L.P.
One First Street, Suite 12                               One First Street, Suite 12
Los Altos, CA  94022                                     Los Altos, CA  94022
Telephone:  (415) 949-9855                               Telephone:  (415) 949-9855
FAX:  (415) 949-8510                                     FAX:  (415) 949-8510
Attn:  Peter L. Wolken, General Partner                  Attn:  Peter L. Wolken, General Partner

Robert F. Kibble Trust                                   Kubota Corporation
31 Eugenia Lane                                          2372A Qume Drive
Woodside, CA  94062                                      San Jose, CA  95131
Telephone:  (415) 365-6061                               Telephone:  (408) 474-0216
FAX:  (415) 361-8783                                     FAX:  (408) 474-0207
Attn:  Robert F. Kibble                                  Attn:  Keizo Yamada

Rees/Source Ventures, Limited Partnership #9             STF II, L.P.
4133 Mohr Ave., Suite A                                  c/o IndoSuez Ventures
Pleasanton, CA  94566                                    2180 Sand Hill Road, Suite 450
Telephone:  (510) 462-0326                               Menlo Park, CA  94025
FAX:  (510) 462-4398                                     Telephone:  (415) 854-0587
Attn:  Robert Reese                                      FAX:  (415) 323-5561
                                                         Attn:  David E. Gold

VLG Retirement Savings Plan Trust                        Woodside Fund III, L.P.
Account FBO Michael W. Hall                              c/o Woodside Partners III, L.P.
Venture Law Group                                        850 Woodside Drive
2800 Sand Hill Road                                      Woodside, CA  94062
Menlo Park, CA  94025                                    Telephone:  (415) 368-5545
Telephone:  (415) 854-4488                               FAX: (415)  368-2416
FAX:  (415) 854-1121                                     Attn:  Robert E. Larson

Michael Au                                               Richard W. Dunn
Moore Capital                                            27 River Road
1251 Avenue of the Americas                              Weston, CT 06883
New York, NY  10020

Lew Epstein                                              Robert G. Pearson
12759 Saratoga Woods Circle                              c/o Pearson Strategic Consulting
Saratoga, CA  95070                                      275 Apricot Lane
                                                         Mountain View, CA  94040

Pidwell Family Living Trust dated 6/25/87                Kalevi Puonti
c/o David W. Pidwell                                     Rue Du Pommier 12
20628 Vickery Lane                                       2000 Neuchatel
Saratoga, CA  95070
Telephone:  (408) 867-6004
FAX:  (408) 867-5049

Edmund S. Ruffin, Jr.                                    VLG Investments 1996
c/o Venture Law Group                                    c/o Venture Law Group
2800 Sand Hill Road                                      2800 Sand Hill Road
Menlo Park, CA  94025                                    Menlo Park, CA  94025
Telephone:  (415) 854-4488                               Telephone:  (415) 854-4488
FAX:  (415)  854-1121                                    FAX:  (415)854-1121
                                                         Attn:  Joshua Pickus